UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 24, 2007
PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Shareholder Approval of Amendments to Equity Incentive Plans
     At the Annual Meeting of Shareholders held on January 24, 2007, the shareholders of Photon Dynamics, Inc. (the “Company”) approved the following amendments to the Company’s Equity Incentive Plans:
•	An amendment to the Company’s 2005 Equity Incentive Plan and applicable predecessor plans to permit a one-time stock option exchange program for non-executive employees holding underwater stock options, if and when the Company’s Board of Directors approves implementation of the program.
•	An amendment to the Company’s 2005 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 800,000 shares of Common Stock.
•	The amendment and restatement of the Company’s Directors’ Plan as the 2006 Non-Employee Directors’ Stock Incentive Plan, in order to increase the authorized share reserve by 200,000 shares, to permit the issuance of other types of stock awards (such as restricted share awards and restricted share units) in addition to stock options, and to make equity grants at the discretion of the independent directors of the Board. The amendments to the Directors’ Plan are set forth more fully in the 2006 Non-Employee Directors’ Stock Incentive Plan which is filed as an exhibit to this report.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	2006 Non-Employee Directors’ Stock Incentive Plan

99.2	Form of Restricted Stock Unit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Photon Dynamics, Inc.
Dated: January 30, 2007	By:	/s/ Carl C. Straub Jr.
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	2006 Non-Employee Directors’ Stock Incentive Plan

99.2	Form of Restricted Stock Unit Agreement